UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 28, 2019, Robert J. McNally, President and Chief Executive Officer of EQT Corporation (the Company), distributed the following message to the Company’s employees:

Dear Fellow Employees,

As you may have seen, at the end of last week, we had an important development related to our upcoming Annual Meeting of Shareholders, scheduled for July 10, with the filing of our definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The proxy statement contains information to help shareholders make informed decisions related to the Company, including voting for who sits on EQT’s Board of Directors (the “Board”).

This SEC filing marks the beginning of the “solicitation period” that I mentioned to you in my last email. As part of this effort, the Board sent a letter to shareholders that highlights the tangible and significant changes we’ve implemented over the last year to build on our recent progress and drive substantial and sustainable free cash flow and shareholder value.

The letter to our shareholders, which includes some of you, highlights the Board’s recommendation that shareholders vote “FOR” the Company’s nominees on the GOLD universal proxy card. In addition to me, our experienced and highly qualified director nominees are: Philip G. Behrman, Ph.D.; Janet L. Carrig; Christina A. Cassotis; William M. Lambert; Gerald F. MacCleary; James T. McManus II; Valerie A. Mitchell; Anita M. Powers; Daniel J. Rice IV; Stephen A. Thorington; and Christine J. Toretti.

This year’s Annual Meeting vote is particularly important as the Rice family, led by Toby and his brother Derek, is seeking to gain control of the Board and replace up to 15 of the Company’s department heads with former Rice Energy employees, a group that includes Toby’s family and friends. We believe Toby’s ideas and wholesale replacement of the Board and management team would disrupt the Company’s progress and impact financial and operational results. We also believe Toby Rice’s campaign is solely designed to advance the interests of his family and friends.

For employees who are also shareholders:

•                  You should receive the Company’s proxy materials in the coming days. You also may receive proxy materials sent by the Rice Group. We urge you to simply discard the Rice Group’s white proxy card, and only vote using the Company’s GOLD universal proxy card that you will receive shortly.

•                  Once you receive the Company’s proxy materials, you may vote online or by signing, dating and returning the GOLD universal proxy card in the postage-paid envelope provided. Depending upon how you hold your shares, you may also be able to vote by telephone. As a reminder, the GOLD universal proxy card lists both the Company’s nominees and the Rice nominees, allowing shareholders to vote for any combination of candidates they choose. The nominees recommended by our Board are listed on the GOLD universal proxy card in the column entitled “Company Nominees.”

•                  Daniel J. Rice IV has been nominated for reelection by both the Board and the Rice Group; if you wish to vote “FOR” Daniel J. Rice IV, you should do so on the Company’s GOLD universal proxy card.

•                  Importantly, only the latest-dated proxy card(s) that you vote will count. If you inadvertently vote using the Rice Group’s white proxy card, you can change your vote by voting again on the Company’s GOLD universal proxy card.

•                  If you hold EQT shares in more than one account (e.g., in the Employee Savings Plan, in registered name or through a personal bank or brokerage account), you’ll receive separate GOLD universal proxy cards or GOLD universal voting instruction forms for each account. To ensure all your shares are represented, you must submit a vote for each account in which you hold EQT shares.

•                  If you hold through a personal bank or brokerage account, you also may receive an email providing access to our proxy materials online. Again, please be sure to vote using only the GOLD universal proxy card.

•                  If you have additional questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation of proxies, toll-free at 1-877-687-1866.

Despite all the activity around the Rice Group’s proxy fight, which we expect to continue leading up to the Annual Meeting, we should all keep up the good work and remain focused on delivering on our 2019 objectives. We appreciate your ongoing efforts to strengthen EQT and enhance shareholder value.

Finally, as a reminder, if you receive any inquiries from the media or other third parties please refer them to Michael Laffin at 412-395-2069 or mlaffin@eqt.com. Inquiries from shareholders and the financial community should be forwarded to Blake McLean at 412-395-3561 or bmclean@eqt.com.

Thank you for your continued dedication and commitment to EQT. Stay safe.

Rob

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Information

EQT Corporation (the Company) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the SEC) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.